Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated December 9, 2005 on the financial statements of the Iron Market Opportunity Fund as of September 30, 2005 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654.)

Cohen McCurdy, Ltd.

Westlake, Ohio

January 13, 2006